Exhibit 10.103

AMENDMENT EIGHT TO
INTUIT MASTER SERVICES AGREEMENT

This Amendment Eight (“Amendment 8”), dated as of August 1, 2014 (the “Effective date”), to the Master Service Agreement (the “Agreement”) dated as of May 28, 2003, is by and between Intuit Inc. (“Intuit”) and Arvato Digital Services LLC (“Contractor”).

WHEREAS, pursuant to the Agreement, Contractor agreed to perform and has performed certain services for Intuit; and

WHEREAS, Intuit and Contractor now desire to amend the terms of the Agreement as set forth in this Amendment 8.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Amendments. Section 6(a) (Term/Termination) is amended as follows: The term of the Agreement is extended to September 14, 2016.

2.	Counterparts. This Amendment 8 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

3.
Miscellaneous. Except as specifically modified by this Amendment 8, all other terms and conditions of the Agreement remain unmodified and in full force and effect. In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment 8, the terms of this Amendment 8 shall prevail.

[signature page follows]

IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Amendment 8 as of the Effective Date.
INTUIT INC.                        ARVATO Digital Services LLC
By:     /s/ SCOTT M. BETH                By:     /s/ GARO KECHBOULADIAN
Name: Scott M. Beth                    Name: Garo Kechbouladian
Title:     VP of Finance Operations            Title:     VP - Controlling & Finance
Date:     Aug 7, 2014                    Date:     8-21-14

By:     /s/ DOMINIK DITTRID
Name: Dominik Dittrid
Title:     EVP
Date:     8-21-14